Exhibit 99.1
ENTERPRISE PRODUCTS PARTNERS L.P.
INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Enterprise Products Partners L.P. Unaudited Pro Forma Condensed
Consolidated Financial Statements:

Introduction	2

Unaudited Pro Forma Condensed Consolidated Balance Sheet at
September 30, 2009	3

Unaudited Pro Forma Condensed Statement of Consolidated Operations
for the nine months ended September 30, 2009	5

Unaudited Pro Forma Condensed Statement of Consolidated Operations
for the nine months ended September 30, 2008	6

Unaudited Pro Forma Condensed Statement of Consolidated Operations
for the year ended December 31, 2008	7

Unaudited Pro Forma Condensed Statement of Consolidated Operations
for the year ended December 31, 2007	8

Unaudited Pro Forma Condensed Statement of Consolidated Operations
for the year ended December 31, 2006	9

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	10

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 Introduction

The following unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of financial effects of (i) the merger between Enterprise Products Partners L.P. and TEPPCO Partners, L.P. and (ii) the post-merger contribution of Texas Eastern Products Pipeline Company, LLC and TEPPCO Partners, L.P. to Enterprise Products Operating LLC.  The merger transactions were consummated on October 26, 2009. The unaudited pro forma condensed statements of consolidated operations for the nine months ended September 30, 2009 and 2008 and the years ended December 31, 2008, 2007 and 2006 assume the merger-related transactions (as described beginning on page 10) all occurred on January 1 of each period presented. The unaudited pro forma condensed consolidated balance sheet shows the financial effects of the merger-related transactions as if they had occurred on September 30, 2009.

Unless the context requires otherwise, references to “Enterprise” are intended to mean the consolidated business and operations of Enterprise Products Partners L.P., which include Enterprise Products Operating LLC (“EPO”).  References to “Enterprise GP” are intended to mean Enterprise Products GP LLC, which is the general partner of Enterprise. References to “TEPPCO” are intended to mean the consolidated business and operations of TEPPCO Partners, L.P. References to “TEPPCO GP” are intended to mean Texas Eastern Products Pipeline Company, LLC, which is the general partner of TEPPCO. References to “Enterprise GP Holdings” are intended to mean Enterprise GP Holdings L.P., which owns TEPPCO GP and Enterprise GP. References to “EPCO” mean EPCO, Inc. and its privately held subsidiaries, which are related party affiliates to all of the foregoing named entities. References to “DFI” are intended to mean Duncan Family Interests, Inc., which is a privately held subsidiary of EPCO. Dan L. Duncan is the Group Co-Chairman and controlling shareholder of EPCO.

The unaudited pro forma condensed consolidated financial statements of Enterprise should be read in conjunction with and are qualified in their entirety by reference to the notes accompanying such unaudited pro forma condensed consolidated financial statements and with the historical consolidated financial statements and related notes of Enterprise included in its Form 8-K dated July 8, 2009 for the years ended December 31, 2008, 2007 and 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. The condensed consolidated financial statements of TEPPCO included herein are qualified in their entirety by reference to the historical consolidated financial statements and related notes of TEPPCO included in its Annual Report on Form 10-K for the year ended December 31, 2008 and as Exhibit 99.2 to this Current Report on Form 8-K for the quarter ended September 30, 2009.

The merger transactions have been accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests. The financial and operating policies of Enterprise, TEPPCO, Enterprise GP Holdings and their respective general partners or sole managers, and EPCO and its privately held subsidiaries, are under common control of Mr. Duncan.

The unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated commercial synergies or cost savings that management believes may result from the merger. The unaudited pro forma condensed consolidated financial statements also do not reflect any potential payments by TEPPCO related to its settlement of the Brinckerhoff litigation in excess of any expected insurance proceeds.

TEPPCO GP has no assets or liabilities or earnings apart from its investment in TEPPCO. Since these amounts would be eliminated in consolidation, we have not included a separate column for TEPPCO GP in the accompanying unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are based on assumptions that Enterprise believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of the combined company.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — PART I
September 30, 2009
(Amounts in millions)

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$73.8	$--	$3.5	(b)	$50.5
			(26.8)	(d)
Accounts and notes receivable, net	1,509.3	1,069.6	39.2	(b)	2,584.1
			(34.0)	(c)

Inventories	1,147.5	85.7	(14.0)	(a)	1,222.2
			3.0	(b)
Prepaid and other current assets	418.4	40.4	14.0	(a)	476.0
			3.2	(b)
Total current assets	3,149.0	1,195.7	(11.9)		4,332.8
Property, plant and equipment, net	13,661.6	2,594.0	1,038.5	(b)	17,307.8
			13.7	(e)

Investments in and advances to
unconsolidated affiliates, net	901.0	1,196.2	(1,198.0)	(b)	899.2
			2,623.0	(g)
			(2,623.0)	(l)

Intangible assets, net	793.0	188.1	126.9	(b)	1,109.0
			1.0	(e)
Goodwill	706.9	105.3	2.8	(b)	2,018.4
			1,203.4	(e)
Other assets	146.0	118.1	1.9	(b)	264.4
			(1.6)	(h)
Total assets	$19,357.5	$5,397.4	$1,176.7		$25,931.6

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — PART II
September 30, 2009
(Amounts in millions)

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,213.4	$1,143.5	$18.0	(b)	$3,340.9
			(34.0)	(c)

Other current liabilities	484.0	22.1	2.6	(b)	508.7
Total current liabilities	2,697.4	1,165.6	(13.4)		3,849.6
Long-term debt:
Senior debt obligations - principal	7,912.3	2,491.7	(791.7)	(h)	10,404.0
			791.7	(h)
Junior subordinated notes - principal	1,232.7	300.0			1,532.7
Other	53.3	9.3			62.6
Total long-term debt	9,198.3	2,801.0	--		11,999.3
Other long-term liabilities	165.4	55.0	0.4	(b)	220.8
Commitments and contingencies
Equity:
Partners’ equity:
Limited partners	6,704.9	1,566.2	(26.3)	(d)	9,259.6
			1,193.7	(e)
			2,570.5	(g)
			(1.6)	(h)
			(2,747.8)	(l)
General partner	136.6	(148.9)	(0.5)	(d)	188.9
			24.4	(e)
			52.5	(g)
			124.8	(l)
Accumulated other comprehensive loss	(67.1)	(41.5)			(108.6)
Total partners’ equity	6,774.4	1,375.8	1,189.7		9,339.9
Noncontrolling interest	522.0	--	--		522.0
Total equity	7,296.4	1,375.8	1,189.7		9,861.9
Total liabilities and equity	$19,357.5	$5,397.4	$1,176.7		$25,931.6

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Nine Months Ended September 30, 2009
(Amounts in millions, except per unit amounts)

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
Revenues	$11,527.1	$5,576.1	$180.8	(b)	$17,110.5
			(173.5)	(c)
Costs and expenses	10,480.4	5,466.6	89.5	(b)	15,863.5
			(173.5)	(c)
			0.5	(f)

Equity earnings	18.3	--	36.8	(a)	(36.4)
			(91.5)	(b)
Operating income	1,065.0	109.5	36.1		1,210.6
Other income (expense):
Interest expense	(374.6)	(97.4)	0.2	(i)	(471.8)
Equity earnings	--	36.8	(36.8)	(a)	--
Other, net	0.9	1.2	0.2	(b)	2.3
Total other income (expense)	(373.7)	(59.4)	(36.4)		(469.5)
Income before provision for income taxes	691.3	50.1	(0.3)		741.1
Provision for income taxes	(24.0)	(2.8)	--		(26.8)
Income from continuing operations	$667.3	$47.3	$(0.3)		$714.3

Income allocation:
Enterprise Products Partners L.P.:
Limited partners	$504.6		$15.1	(m)	$519.7
General partner	$120.2		$31.9	(m)	$152.1
Noncontrolling interests	$42.5				$42.5

Basic earnings per unit:
Number of units used in denominator	458.4		1.3	(g)	585.3
			125.6	(j)
Income per unit from continuing operations	$1.09		$(0.21)	(n)	$0.88

Diluted earnings per unit:
Number of units used in denominator	458.5		1.3	(g)	589.9
			125.6	(j)
			4.5	(k)
Income per unit from continuing operations	$1.09		$(0.22)	(n)	$0.87

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Nine Months Ended September 30, 2008
(Amounts in millions, except per unit amounts)

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
Revenues	$18,322.1	$11,194.7	$177.1	(b)	$29,544.1
			(149.8)	(c)
Costs and expenses	17,310.1	10,992.0	98.2	(b)	28,251.0
			(149.8)	(c)
			0.5	(f)

Equity earnings	48.1	--	63.2	(a)	31.9
			(79.4)	(b)
Operating income	1,060.1	202.7	62.2		1,325.0
Other income (expense):
Interest expense	(290.4)	(105.9)	(1.0)	(i)	(397.3)
Equity earnings	--	63.2	(63.2)	(a)	--
Other, net	2.8	1.8	0.6	(b)	5.2
Total other income (expense)	(287.6)	(40.9)	(63.6)		(392.1)
Income before provision for income taxes	772.5	161.8	(1.4)		932.9
Provision for income taxes	(17.2)	(2.9)	--		(20.1)
Income from continuing operations	$755.3	$158.9	$(1.4)		$912.8

Income allocation:
Enterprise Products Partners L.P.:
Limited partners	$620.5		$126.9	(m)	$747.4
General partner	$105.5		$30.6	(m)	$136.1
Noncontrolling interests	$29.3				$29.3

Basic earnings per unit:
Number of units used in denominator	436.6		1.3	(g)	563.5
			125.6	(j)
Income per unit from continuing operations	$1.41		$(0.09)	(n)	$1.32

Diluted earnings per unit:
Number of units used in denominator	436.9		1.3	(g)	568.3
			125.6	(j)
			4.5	(k)
Income per unit from continuing operations	$1.41		$(0.10)	(n)	$1.31

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2008
(Amounts in millions, except per unit amounts)

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
Revenues	$21,905.7	$13,532.9	$233.0	(b)	$35,469.6
			(202.0)	(c)
Costs and expenses	20,551.6	13,279.5	126.8	(b)	33,756.1
			(202.0)	(c)
			0.2	(f)

Equity earnings	59.1	--	82.7	(a)	34.8
			(107.0)	(b)
Operating income	1,413.2	253.4	81.7		1,748.3
Other income (expense):
Interest expense	(400.7)	(140.0)	(1.7)	(i)	(542.4)
Equity earnings	--	82.7	(82.7)	(a)	--
Other, net	9.3	2.1	0.8	(b)	12.2
Total other income (expense)	(391.4)	(55.2)	(83.6)		(530.2)
Income before provision for income taxes	1,021.8	198.2	(1.9)		1,218.1
Provision for income taxes	(26.4)	(4.6)	--		(31.0)
Income from continuing operations	$995.4	$193.6	$(1.9)		$1,187.1

Income allocation:
Enterprise Products Partners L.P.:
Limited partners	$811.5		$150.7	(m)	$962.2
General partner	$142.5		$41.0	(m)	$183.5
Noncontrolling interests	$41.4				$41.4

Basic earnings per unit:
Number of units used in denominator	437.4		1.3	(g)	564.3
			125.6	(j)
Income per unit from continuing operations	$1.84		$(0.15)	(n)	$1.69

Diluted earnings per unit:
Number of units used in denominator	437.6		1.3	(g)	569.0
			125.6	(j)
			4.5	(k)
Income per unit from continuing operations	$1.84		$(0.16)	(n)	$1.68

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2007
(Amounts in millions, except per unit amounts)

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
Revenues	$16,950.1	$9,658.1	$204.1	(b)	$26,713.3
			(99.0)	(c)
Costs and expenses	16,096.7	9,408.5	117.0	(b)	25,523.4
			(99.0)	(c)
			0.2	(f)

Equity earnings	29.6	--	68.8	(a)	10.4
			(88.0)	(b)
Operating income	883.0	249.6	67.7		1,200.3
Other income (expense):
Interest expense	(311.8)	(101.2)	0.4	(i)	(412.6)
Equity earnings	--	68.8	(68.8)	(a)	--
Gain on sale of equity interest	--	59.6	--		59.6
Other, net	8.3	3.0	0.9	(b)	12.2
Total other income (expense)	(303.5)	30.2	(67.5)		(340.8)
Income before provision for income taxes	579.5	279.8	0.2		859.5
Provision for income taxes	(15.2)	(0.6)	--		(15.8)
Income from continuing operations	$564.3	$279.2	$0.2		$843.7

Income allocation:
Enterprise Products Partners L.P.:
Limited partners	$417.8		$241.8	(m)	$659.6
General partner	$115.9		$37.6	(m)	$153.5
Noncontrolling interests	$30.6				$30.6

Basic earnings per unit:
Number of units used in denominator	434.0		1.3	(g)	560.9
			125.6	(j)
Income per unit from continuing operations	$0.95		$0.22	(n)	$1.17

Diluted earnings per unit:
Number of units used in denominator	434.4		1.3	(g)	565.8
			125.6	(j)
			4.5	(k)
Income per unit from continuing operations	$0.95		$0.21	(n)	$1.16

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2006
(Amounts in millions, except per unit amounts)

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
Revenues	$13,991.0	$9,607.5	$82.2	(b)	$23,610.5
			(70.2)	(c)
Costs and expenses	13,152.5	9,377.7	49.3	(b)	22,509.5
			(70.2)	(c)
			0.2	(f)

Equity earnings	21.6	--	36.8	(a)	25.3
			(33.1)	(b)
Operating income	860.1	229.8	36.4		1,126.3
Other income (expense):
Interest expense	(238.0)	(86.2)	0.4	(i)	(323.8)
Equity earnings	--	36.8	(36.8)	(a)	--
Other, net	8.0	3.0	0.2	(b)	11.2
Total other income (expense)	(230.0)	(46.4)	(36.2)		(312.6)
Income before provision for income taxes	630.1	183.4	0.2		813.7
Provision for income taxes	(21.3)	(0.7)	--		(22.0)
Income from continuing operations	$608.8	$182.7	$0.2		$791.7

Income allocation:
Enterprise Products Partners L.P.:
Limited partners	$504.2		$152.2	(m)	$656.4
General partner	$97.0		$30.7	(m)	$127.7
Noncontrolling interests	$7.6				$7.6

Basic earnings per unit:
Number of units used in denominator	414.4		1.3	(g)	541.3
			125.6	(j)
Income per unit from continuing operations	$1.20		$--	(n)	$1.20

Diluted earnings per unit:
Number of units used in denominator	414.8		1.3	(g)	546.2
			125.6	(j)
			4.5	(k)
Income per unit from continuing operations	$1.20		$(0.01)	(n)	$1.19

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of Enterprise; therefore, actual results could materially differ from the pro forma information. However, Enterprise believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. Enterprise believes that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

The merger between Enterprise and TEPPCO involved the following two steps:

•
Step One.  A newly formed and wholly-owned subsidiary of Enterprise merged with and into TEPPCO GP, with TEPPCO GP surviving (the “GP merger”). Enterprise GP Holdings is TEPPCO GP’s current sole member. The GP merger agreement provides for the following:

•
Enterprise GP (on behalf of Enterprise GP Holdings as a wholly-owned subsidiary of Enterprise GP Holdings) was credited in its Enterprise capital account an amount to maintain its 2% general partner interest in Enterprise as partial consideration in exchange for the TEPPCO GP member interests owned by Enterprise.

•	1,331,681 Enterprise common units were issued to Enterprise GP Holdings as the remaining consideration in exchange for the TEPPCO GP membership interests.

As a result of Step One of the merger, Enterprise now owns 100% of the TEPPCO GP member interests and TEPPCO GP is a direct wholly-owned subsidiary of Enterprise. After the merger, Enterprise amended the TEPPCO partnership agreement to eliminate the TEPPCO incentive distribution rights and TEPPCO GP now owns a fixed 2% general partner interest in TEPPCO.

•	Step Two. A newly formed and wholly-owned subsidiary of Enterprise merged with and into TEPPCO, with TEPPCO surviving the merger (the “merger”). The merger agreement provides for the following:

•
each TEPPCO unit was converted into Enterprise common units based on an exchange ratio of 1.24 Enterprise common units for each TEPPCO unit. Based on the 104,936,431 TEPPCO units outstanding on October 26, 2009, after excluding 3,645,509 TEPPCO units owned by DFI, 125,600,637 Enterprise common units were issued in exchange for the TEPPCO units in the merger.

•
3,645,509 TEPPCO units owned by DFI (the “designated TEPPCO units”) were exchanged for 4,520,431 Enterprise Class B units based on an exchange ratio of 1.24 Enterprise Class B units for each designated TEPPCO unit. The Class B units are not entitled to regular quarterly cash distributions by Enterprise until the date immediately following the payment date of the 16th quarterly distribution following the closing of the merger (i.e., after four years of distributions). The Class B units automatically convert into Enterprise common units on a one-for-one basis on the date they become eligible for regular cash distributions. The Class B units are entitled to vote to the same extent as Enterprise common units on partnership matters.

As a result of Step Two of the merger, Enterprise now owns 100% of the limited partner interests of TEPPCO and TEPPCO is an indirect wholly-owned subsidiary of Enterprise.

ENTERPRISE PRODUCTS PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

 Pro Forma Adjustments

The pro forma adjustments made to the historical financial statements of Enterprise and TEPPCO are described as follows:

(a) Reflects reclassifications to conform the presentation of TEPPCO’s consolidated financial statements to Enterprise’s historical practice. The conforming adjustments are as follows:

•
Enterprise’s equity investments with industry partners are a vital component of its business strategy. These equity investments are a means by which Enterprise conducts its operations to align its interests with those of its customers and suppliers. This method of operation enables Enterprise to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what it could accomplish on a stand-alone basis. Many of these equity investments perform supporting or complementary roles to Enterprise’s other business operations. TEPPCO’s relationship with its equity investees is similar in nature. The pro forma adjustments reclassify the equity earnings recorded by TEPPCO from other income to a separate component of operating income to conform to Enterprise’s historical presentation of its consolidated statements of operations.

•
Enterprise classifies spare parts inventory as a component of other current assets on its consolidated balance sheet whereas TEPPCO records spare parts as part of the inventory line item on its consolidated balance sheet. This pro forma adjustment reclassifies TEPPCO’s spare parts inventory (valued at $14.0 million at September 30, 2009) to other current assets to conform to the Enterprise presentation.

(b) Reflects consolidation of Jonah Gas Gathering Company (“Jonah”), which is a joint venture between Enterprise and TEPPCO that is accounted for using the equity method by both owners. The pro forma adjustments add the accounts of Jonah and eliminate the related investment, equity income and other amounts recorded by Enterprise and TEPPCO.

(c) Reflects the pro forma elimination of revenues and expenses and receivables and payables between Enterprise, TEPPCO and Jonah as appropriate in consolidation.

(d) Reflects the payment of an aggregate $26.8 million of estimated transaction fees by Enterprise and TEPPCO. Enterprise incurred $14.4 million of such fees with TEPPCO incurring the balance of $12.4 million. For purposes of pro forma presentation, this material non-recurring charge has been reflected in the pro forma balance sheet only, with 98%, or $26.3 million, of the charge allocated to limited partners and the balance of $0.5 million to the general partners.

(e) Reflects pro forma application of the push down basis of accounting in connection with Enterprise’s acquisition of 100% of the limited and general partner interests of TEPPCO as a result of the merger. The basis differential of property, plant and equipment and intangible assets and related goodwill recorded by privately held affiliates of EPCO in connection with their acquisition of TEPPCO GP and certain TEPPCO units from a third party in February 2005 will be recorded by TEPPCO using the push down basis of accounting. The basis differential and related amounts include those allocated (at carryover basis) to Enterprise GP Holdings when it acquired TEPPCO GP and certain TEPPCO units from these affiliates in May 2007.  Immediately following completion of the merger, we cancelled the TEPPCO GP incentive distribution rights; therefore, the value assigned to these rights by Enterprise GP Holdings is now classified as goodwill.

ENTERPRISE PRODUCTS PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The following table presents the carryover basis values and goodwill recorded by TEPPCO at the time of the merger (dollars in millions):

Property, plant and equipment	$13.7
Intangible assets - customer relationships	1.0
Goodwill	1,203.4
Total	$1,218.1

The $1.2 billion in push down carryover basis, which is primarily goodwill related to TEPPCO’s assets and underlying future cash flows, is allocated 98% to TEPPCO’s limited partners’ and 2% to its general partner. The goodwill amount represents the excess of the purchase price paid by EPCO affiliates to acquire ownership interests in TEPPCO in February 2005 over the respective fair value of assets acquired and liabilities assumed in the February 2005 transaction.  Management attributes the $1.2 billion of goodwill to the future benefits we may realize from Enterprise’s ownership of TEPPCO, including anticipated commercial synergies and cost savings. We do not amortize goodwill; however, we test goodwill for impairment annually, or more frequently if circumstances indicate that it is more likely than not that the fair value of goodwill is less than its carrying value.

(f) Reflects an increase in depreciation and amortization expense associated with the basis differentials of property, plant and equipment and intangible assets presented in Note (e). On a pro forma basis, costs and expenses increased by $0.5 million for each of the nine months ended September 30, 2009 and 2008, respectively, and $0.2 million for each of the years ended December 31, 2008, 2007 and 2006, respectively.

(g) Reflects a pro forma $52.5 million increase in the capital account of Enterprise GP (on behalf of Enterprise GP Holdings as a wholly owned subsidiary of Enterprise GP Holdings) and the issuance of 1,331,681 Enterprise common units to Enterprise GP Holdings in connection with Enterprise’s acquisition of TEPPCO GP under Step One of the merger. The merger transactions have been accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests. As a pooling transaction, the carrying value assigned to the equity issued by Enterprise in the common unit exchange will be the same as the historical carrying value of the TEPPCO equity given up.

The purpose of the $52.5 million adjustment to the capital account of Enterprise GP is to maintain its 2% general partner interest in Enterprise. As presented in the following table, the pro forma adjustment is determined by reference to the aggregate $2.6 billion increase in the consolidated net assets of Enterprise as a result of the merger (dollars in millions):

Historical carrying value of TPP limited and general partner capital accounts at September 30, 2009	$1,417.3
Merger transaction fees (see Note (d))	(12.4)
Push down of TPP-related step-up in basis and goodwill amounts from EPE and privately held affiliates of EPCO (see Note (e))	1,218.1
Total TPP carryover basis	$2,623.0

Amount credited to EPD general partner equal to 2% of total carryover basis	$52.5
Amount credited to EPD limited partners equal to 98% of total carryover basis	$2,570.5

On a standalone basis, the offset to the amounts credited to Enterprise equity is a $2.6 billion investment in TEPPCO, which is subsequently eliminated in consolidation (see Note (1)).

ENTERPRISE PRODUCTS PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(h) Reflects the repayment of $791.7 million of principal outstanding under TEPPCO’s revolving credit facility at September 30, 2009 using borrowings under EPO’s multi-year revolving credit facility. There is no overall impact on total long-term debt as a result of this assumed repayment and borrowing of equal amounts; however, $1.6 million of unamortized debt issuance costs related to the TEPPCO revolver would be written off at September 30, 2009.

On October 27, 2009, EPO completed its exchange offer for the outstanding senior and junior subordinated notes of TEPPCO.  The exchange offer was accounted for by EPO as an exchange of debt under United States generally accepted accounting principles. The approximately $2.0 billion of EPO notes issued in the exchange offer were recorded at the same carrying value as the TEPPCO notes being replaced. Since there was no increase in overall net debt for the combined partnership, we have not reflected the addition and subtraction of the equal $2.0 billion amounts on the pro forma balance sheet. EPO did not recognize any gain or loss in connection with the exchange offers; however, direct costs incurred with third parties (e.g., legal and accounting fees) in preparing and finalizing the exchange offer were expensed. Such direct costs were not material to the combined partnership.

(i) Reflects pro forma adjustments to interest expense for replacement borrowings under EPO’s multi-year revolving credit facility assuming that the TEPPCO revolving credit facility had been repaid at January 1, 2006. The pro forma adjustment to interest expense is a decrease of $0.2 million for the nine months ended September 30, 2009, an increase of $1.0 million for the nine months ended September 30, 2008, an increase of $1.7 million for the year ended December 31, 2008, a decrease of $0.4 million for the year ended December 31, 2007, and a decrease of $0.4 million for the year ended December 31, 2006.

The pro forma adjustments remove the interest expense recognized by TEPPCO in connection with its revolving credit facility and add interest expense under EPO’s multi-year revolving credit facility based on the weighted-average of principal amounts borrowed under the TEPPCO revolver during each period and the weighted-average interest rate paid by EPO under its revolver during each period. The weighted-average interest rate paid by EPO during each period was 0.97% and 3.62% for the nine months ended September 30, 2009 and 2008, respectively, and 3.54%, 5.78% and 5.66% for the years ended December 31, 2008, 2007 and 2006, respectively. The following table presents a sensitivity analysis of the pro forma interest rate adjustments to a 1/8% increase in the underlying variable interest rates used in each calculation (dollars in millions):

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2009	2008	2008	2007	2006
Pro forma interest expense increase (decrease) using historical variable interest rates paid by EPO	$(0.2)	$1.0	$1.7	$(0.4)	$(0.4)
Pro forma interest expense increase (decrease) assuming that historical variable interest rate paid by EPO was 1/8% higher	$0.4	$1.5	$2.3	$0.1	$0.1

(j) Reflects the issuance of 125,600,637 Enterprise common units (excluding the 1,331,681 common units reflected in Note (g)) in connection with Step Two of the merger. These units are included in Enterprise’s pro forma basic and diluted earnings per unit calculations.

(k) Reflects the issuance of 4,520,431 Enterprise Class B units to a privately held affiliate of EPCO in connection with Step Two of the merger. Although the Class B units are non-distribution bearing for the first sixteen quarters following the closing of the merger, they are entitled to vote on partnership matters and will automatically convert to Enterprise common units once they are eligible to receive regular quarterly cash distributions. As a result, the Class B units are included in Enterprise’s diluted earnings per unit calculations.

ENTERPRISE PRODUCTS PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(l) Reflects elimination of the Enterprise investment in TEPPCO against its underlying limited partners and general partner capital accounts at TEPPCO as appropriate in consolidation.

(m) Reflects pro forma adjustments to the allocation of Enterprise’s earnings to its limited and general partners as a result of the merger. The pro forma adjustments to the earnings allocated to Enterprise GP include an increase in incentive earnings allocations to Enterprise GP due to the issuance of 126,932,318 distribution-bearing Enterprise common units in connection with the merger. The percentage interest of Enterprise GP in Enterprise’s quarterly cash distributions is increased after certain specified target levels of quarterly distributions are met. For the periods presented in these pro forma condensed consolidated financial statements, Enterprise was at the highest tier of such incentive targets. The incentive distribution rights of Enterprise GP are as follows:

•	2.0% of quarterly cash distributions up to $0.253 per unit;

•	15.0% of quarterly cash distributions from $0.253 per unit up to $0.3085 per unit; and

•	25.0% of quarterly cash distributions that exceed $0.3085 per unit.

The following table summarizes the calculation of the pro forma earnings allocation, including pro forma incentive earnings allocations, for the nine months ended September 30, 2009 and 2008 (dollars in millions):

	For the Nine Months Ended September 30,
	2009	2008
Pro forma amounts:
Income from continuing operations	$714.3	$912.8
Less: Noncontrolling interests	(42.5)	(29.3)
Income attributable to Enterprise	671.8	883.5
Less: Incentive earnings allocation to
Enterprise GP	(141.5)	(120.8)
Subtotal income available to partners	530.3	762.7
Multiplied by 2% Enterprise GP interest	2.0%	2.0%
Standard earnings allocation to Enterprise GP	$10.6	$15.3

Income attributable to Enterprise	$671.8	$883.5
Less earnings allocation to Enterprise GP:
Incentive earnings	141.5	120.8
Standard earnings allocation	10.6	15.3
Total earnings allocation to Enterprise GP	152.1	136.1
Income allocated to Enterprise limited partners	$519.7	$747.4

Pro forma adjustments:
Income allocated to Enterprise limited partners:
Pro forma total (see above)	$519.7	$747.4
Less historical allocation	504.6	620.5
Pro forma adjustment	$15.1	$126.9
Income allocated to Enterprise GP:
Pro forma total (see above)	$152.1	$136.1
Less historical allocation	120.2	105.5
Pro forma adjustment	$31.9	$30.6

ENTERPRISE PRODUCTS PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the calculation of the pro forma earnings allocation, including pro forma incentive earnings allocations, for each of the years ended December 31, 2008, 2007 and 2006 (dollars in millions):

	For the Year Ended December 31,
	2008	2007	2006
Pro forma amounts:
Income from continuing operations	$1,187.1	$843.7	$791.7
Less: Noncontrolling interests	(41.4)	(30.6)	(7.6)
Income attributable to Enterprise	1,145.7	813.1	784.1
Less: Incentive earnings allocation to
Enterprise GP	(163.8)	(140.0)	(114.3)
Subtotal income available to partners	981.9	673.1	669.8
Multiplied by 2% Enterprise GP interest	2.0%	2.0%	2.0%
Standard earnings allocation to Enterprise GP	$19.7	$13.5	$13.4

Income attributable to Enterprise	$1,145.7	$813.1	$784.1
Less earnings allocation to Enterprise GP:
Incentive earnings	163.8	140.0	114.3
Standard earnings allocation	19.7	13.5	13.4
Total earnings allocation to Enterprise GP	183.5	153.5	127.7
Income allocated to Enterprise limited partners	$962.2	$659.6	$656.4

Pro forma adjustments:
Income allocated to Enterprise limited partners:
Pro forma total (see above)	$962.2	$659.6	$656.4
Less historical allocation	811.5	417.8	504.2
Pro forma adjustment	$150.7	$241.8	$152.2
Income allocated to Enterprise GP:
Pro forma total (see above)	$183.5	$153.5	$127.7
Less historical allocation	142.5	115.9	97.0
Pro forma adjustment	$41.0	$37.6	$30.7

ENTERPRISE PRODUCTS PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(n) Reflects pro forma adjustments to Enterprise’s basic and diluted earnings per unit calculations as presented in the following tables (amounts in millions, except per unit amounts). For purpose of computing basic and diluted earnings per unit, the master limited partnerships subsections of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 260 have been applied.

	For the Nine Months Ended September 30,
	2009	2008
Pro forma amounts:
Income allocated to Enterprise GP (Note (m))	$152.1	$136.1
Adjustment for ASC 260	5.9	4.2
Income allocated to Enterprise GP for earnings per unit (“EPU”) purposes	$158.0	$140.3

Income attributable to Enterprise (Note (m))	$671.8	$883.5
Less: Income allocated to Enterprise GP for EPU purposes	$(158.0)	(140.3)
Income allocated to Enterprise limited partners for EPU purposes	$513.8	$743.2

Basic earnings per unit:
Pro forma:
Income allocated to Enterprise limited partners for EPU purposes (numerator)	$513.8	$743.2
Number of units outstanding for basic earnings per unit (denominator)	585.3	563.5
Pro forma basic earnings per unit	$0.88	$1.32
Historical basic earnings per unit	$1.09	$1.41
Pro forma adjustment to basic earnings per unit	$(0.21)	$(0.09)

Diluted earnings per unit:
Pro forma:
Income allocated to Enterprise limited partners for EPU purposes (numerator)	$513.8	$743.2
Number of units outstanding for earnings per unit (denominator)	589.9	568.3
Pro forma diluted earnings per unit	$0.87	$1.31
Historical diluted earnings per unit	$1.09	$1.41
Pro forma adjustment to diluted earnings per unit	$(0.22)	$(0.10)

ENTERPRISE PRODUCTS PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

	For the Year Ended December 31,
	2008	2007	2006
Pro forma amounts:
Income allocated to Enterprise GP (Note (m))	$183.5	$153.5	$127.7
Adjustment for ASC 260	6.6	5.9	7.4
Income allocated to Enterprise GP for earnings per unit (“EPU”) purposes	$190.1	$159.4	$135.1

Income attributable to Enterprise (Note (m))	$1,145.7	$813.1	$784.1
Less: Income allocated to Enterprise GP for EPU purposes	(190.1)	(159.4)	(135.1)
Income allocated to Enterprise limited partners for EPU purposes	$955.6	$653.7	$649.0

Basic earnings per unit:
Pro forma:
Income allocated to Enterprise limited partners for EPU purposes (numerator)	$955.6	$653.7	$649.0
Number of units outstanding for basic earnings per unit (denominator)	564.3	560.9	541.3
Pro forma basic earnings per unit	$1.69	$1.17	$1.20
Historical basic earnings per unit	$1.84	$0.95	$1.20
Pro forma adjustment to basic earnings per unit	$(0.15)	$0.22	$--

Diluted earnings per unit:
Pro forma:
Income allocated to Enterprise limited partners for EPU purposes (numerator)	$955.6	$653.7	$649.0
Number of units outstanding for earnings per unit (denominator)	569.0	565.8	546.2
Pro forma diluted earnings per unit	$1.68	$1.16	$1.19
Historical diluted earnings per unit	$1.84	$0.95	$1.20
Pro forma adjustment to diluted earnings per unit	$(0.16)	$0.21	$(0.01)

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